Exhibit 10.14

AsiaInfo-Linkage Technologies (China), Inc

Employment Contract

Party A (Employer): AsiaInfo-Linkage Technologies (China), Inc.

Legal Representative: Steve Zhang

Address: 3, 4/F, Zhongdian Information Tower, No.6 Zhongguancun South Street,

Haidian District, Beijing

Postal Code: 100086

Party B (Employee): Yadong Jin

ID Card/Passport No.:

Home Address:

Postal Code:

Household Registration Address:

Telephone:

Party A and Party B (hereinafter referred to as the “Parties”) have entered into this employment contract (“Contract”) on the basis of equal, voluntary and mutual consultation and negotiation and in accordance with the Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and other relevant laws and regulations. Both Parties have agreed to comply with the provisions of this Contract.

ARTICLE 1

TYPE AND TERM OF CONTRACT

1.1	The Contract is for a fixed duration.

1.2	If this Contract is a fixed duration, this Contract shall commence on November 12, 2011 and terminate on November 11, 2014 (the “Expiration Date”), with no probationary period.

1.3	If this Contract is a non-fixed duration, this Contract shall commence on N/A and terminate upon occurrence of the events specified by laws and regulations.

ARTICLE 2

JOB DESCRIPTION

2.1	Upon execution of this Contract, Party B’s post (or position) is the Vice President, at the following location: Beijing; however, Party B may be required to travel on business in or out of China, or be required to locate at other cities for a long time. Party B should perform his rights and obligations designated by Party A from time to time. During the valid period of this Contract, Party A may change Party B’s abovementioned post (or position) or location based on Party A’s production, operation or working requirements or Party B’s working capacities and performance, including but not limited to adjustment made to Party B’s job description or work place, promotion, work transfer at the same level, and demotion, etc., or adjustment made to Party B’s responsibilities without any change to Party B’s abovementioned post (or position).

2.2	Party B should complete the required quantity, quality target or work assignment pursuant to the duties of the post (or position) in which Party B engages as well as the relevant requirements. When performing this Contract, Party B shall not exceed the scope of authority assigned to him by Party A. Party B should work for Party A diligently and perform the following obligations:

(a)	Party B should comply with the Constitution, relevant laws and regulations, and perform his obligations diligently and in good faith;

(b)	Party B should perform his obligations stipulated in this Contract and its exhibits;

(c)	during the prescribed work time, Party B shall exert all efforts, capabilities and technique to perform the obligations under this Contract; apart from ensuring its own work being up to the duty criterion for the post as set by Party A, Party B shall also complete any additional assignment as reasonably requested by Party A and, use its best efforts to assist Party A to meet or exceed the contemplated commercial purposes; and

(d)	Party B shall not engage in any activities which may harm Party A’s interests, nor try to obtain private profit for itself or others, directly or indirectly, by utilizing its position or authority in Party A.

ARTICLE 3

WORKING HOURS AND PAID HOLIDAYS

3.1	Upon execution of this Contract, subject to the requirements of Party B’s post (or position), Party B’s working hours may be any one of the following:

(1)	standard/regular working hours: eight (8) hours a day and on average no more than forty (40) hours a week;

(2)	integrated working hours: average daily and weekly working hours shall be subject to statutory standard.

(3)	flexible working hours: flexible working hours subject to completion of assigned duties and responsibilities.

During the term of this Contract, if there is any changes in applicable labor law and regulations or adjustments to Party B’s post (or position), Party A shall have the right to adjust Party B’s working hours accordingly.

3.2	Party B shall be entitled to paid public holidays, such as: (a) New Year Day; (b) Spring Festival; (c) International Labor Day; (d) Ching Ming Festival; (e) Dragon Boat Festival; (f) Mid-Autumn Festival; (7) National Day; and (8) any other holidays as prescribed by Chinese laws and regulations.

3.3	Party A may arrange Party B to extend its work time due to work needs, including arranging Party B to work overtime on weekends and holidays if needed. However, the overtime working hours shall not exceed the maximum stipulated by the PRC government. Party A shall arrange make-up break equivalent to the overtime for Party B or pay relevant fees to Party B, subject to the national regulations and Party A’s applicable rules and regulations.

3.4	Party A may refuse to pay any compensation for Party B’s extended working hours in the event that Party B extends the working hours in order to complete the assignment in time or without Party A’s request or approval.

ARTICLE 4

REMUNERATION

4.1	Party A shall provide Party B with salary and treatment corresponding to Party B’s post (or position) and in accordance with Party A’s salary allocation system.

4.2	During the term of this Contract and subject to the completion of Party B’s work assignment, Party B’s salary shall be paid monthly by means of cash, bank transfer or any other method which Party A deems as appropriate. Such payment shall include any allowances or subsidies, including but not limited to transportation allowance and heating subsidies etc.

4.3	During the term of this Contract, Party A may make corresponding adjustments and changes to Party B’s salary amount, including increase or decrease Party B’s salary criterion based on Party B’s post or position change (circumstances in which Party B’s work, duties or scope have changed while its post or position remains the same are also included), or Party B’s performance, or Party A’s systems or policies relating to salary or position adjustment.

4.4	Where Party B suffers from a disease or has sustained an injury that is not work-related, Party A shall offer Party B the sick pay, disease redress expenses and medical treatment during the medical treatment period, subject to Party A’s regulations and relevant provisions of local governmental authorities. In case there is no relevant provisions of local governmental authorities and Party B refuses to be subject to Party A’s internal rules and regulations, Party B agrees that Party A shall pay Party B the sick pay during the medical treatment period in the amount of 80% of the local minimum wage standard.

4.5	If Party A suspends its operation due to the reason not attributable to Party B, Party A shall pay Party B compensation pursuant to this Contract if such suspension lasts less than one month. In the event the suspension is more than one month and Party A fails to assign Party B to a new post (position), Party A shall pay Party B compensation in the amount of 70% of the local minimum wage standard (or minimum living standard as applicable).

4.6	Subject to applicable laws and regulations, Party A may withhold or deduct the following fees or amounts from Party B’s salaries, other remuneration or expenses reimbursement: (a) any amount Party B owes Party A; and/or (b) any other lawful taxes, liens and fees; and/or (c) for any other legal purposes.

4.7	In order to protect the employees’ compensation privacy right, Party B agrees to strictly abide by Party A’s privacy rules related to employees’ compensation. If Party B discloses his compensation to the public, obtains any other employees’ compensation through unauthorized channels or files complaints based on other employees’ compensation, Party A, based on its applicable rules and regulations, may enforce certain disciplinary action against Party B. If Party B has any questions regarding his compensation (or remuneration), Party B may settle these questions through communication with Party A’s Human Resources Department or by way of negotiation.

ARTICLE 5

SOCIAL INSURANCE AND WELFARE

5.1	Party A and Party B shall contribute to employee pension insurance, unemployment insurance, medical treatment insurance, work-related injury insurance and other social insurance in accordance with the relevant provisions concerning social insurance as established by the State and local authorities. Party A shall withhold the portion which should be paid by Party B individually from his salary and pay to the relevant authorities per the relevant requirements.

5.2	If Party B suffers from any work-related injury or occupational disease, Party B shall be entitled to compensation and treatment pursuant to applicable government rules and regulations.

5.3	Party A may, at its sole discretionary and subject to Party A’s economic performance and revenue, decide to whether to pay a year-end bonus to Party A’s employees. If Party A, at its sole discretionary, decides to pay a discretionary bonus, such bonus will be only paid to employees who, after the annual performance evaluation process, are deemed as completion of the work assignment for the previous whole year, and also making additional contribution to Party A. If Party B’s employment was terminated prior to the completion of annual performance evaluation, Party B shall not be entitled to the discretionary bonus program.

5.4	Party B ensures that he shall promptly provide Party A with valid certificates for social insurance and public housing fund programs. Party B shall bear any consequences resulted from any failure or delay in providing such certification to Party A.

ARTICLE 6

LABOR DISCIPLINE AND REGULATION

6.1	Party A may stipulate its rules and regulations and labor discipline in accordance with its operation needs and the laws and regulations. Party B shall be subject to Party A’s arrangement of work, strictly comply with national laws and regulations, and rules, regulations, labor disciplines and work criterion stipulated by Party A’s companies or departments in accordance with law, take good care of Party A’s properties, observe professional ethics, and actively participate in the training organized by Party A so as to improve professional skills.

6.2	Party A may promulgate or notify Party B of its rules, regulations, and any amendments, by any method as Party A deems appropriate (including but not limited to providing hardcopy document to Party B, by meeting or training, notice, announcement, circular, memorandum, employee’s manual or declaration at a training or meeting, etc.).

6.3	Party A may require Party B to indemnify Party A’s economic losses resulting from Party B’s violation of laws or Party A’s internal rules and regulations.

ARTICLE 7

WORKING CONDITIONS, LABOR PROTECTION AND OCCUPATIONAL HAZARD PREVENTION

7.1	During the term of this Contract and subject to relevant laws and regulations, Party A has agreed to provide Party B with working environment, conditions and equipment necessary to ensure Party B works in a safe and healthy environment; in addition, Party A will actively coordinate with Party B to provide corresponding conditions for Party B to complete its obligations hereunder and to abide by the provisions hereunder as well as Party A’s internal rules and regulations.

7.2	Party A shall provide Party B with necessary safety based on work needs. If Party B has to be exposed to an occupational disease hazard, such occupational disease hazard, the consequences thereof, the prevention measures and treatment shall be set forth in Party A’s administrative measures on labor protection or other relevant internal documents for Party B’s reference. Upon execution of this Contract, Party B claim that have reviewed and noticed the above mentioned content, and Party A shall be deemed to perform its notification obligation.

ARTICLE 8

AMENDMENT, RENEWAL, TERMINATION AND EXPIRATION

8.1	Party B represents and warrants that he has terminated his employment with his former employer, if applicable, when signing this Contract.

8.2	This Contract may only be amended upon written agreement of both Parties.

8.3	This Contract may be terminated, expire or renewed by the Parties pursuant to the Labor Law of the People’s Republic of China and other applicable government rules and regulations.

8.4	If Party A shall be liable for payment of severance in the event of termination or expiration of this Contract, the standard for severance will be subject to the provisions of Labor Law of the People’s Republic of China.

8.5	Upon the expiration or termination of this Contract, Party B shall immediately cease all activities conducted in the name of Party A, complete outstanding business as per Party A’s requests, settle all accounts, carry out any work-related transitions, and return all Party A’s properties, including but not limited to:

(a)	all documents and files with respect to Party A, Party A’s management, operation and products and their copies thereof, which are maintained, used or controlled by Party B;

(b)	name lists and information relating to Party A’s suppliers, clients and other business contacts;

(c)	software, disks, hardware and CDs containing Party A’s data and information;

(d)	instruments, uniforms, apparatuses, equipment and other office appliances, etc., which have been provided to Party B by Party A for work purposes; and

(e)	any documents, files, records, summary, or any other carriers, regardless of original or copies, which contain any confidential information which is owned by Party A, or is owned by the third party but Party A assumes confidential obligations.

8.6	Upon expiration or termination of this Contract, Party B should complete the work-related transitions (including return Party A’s properties and documents) and other obligations in accordance with Party A’s internal rules and regulations. Party A should pay Party B severance pay (if any) after he completes the work-related transitions and other obligations.

8.7	Upon expiration or termination of this Contract, Party A shall issue labor contract termination certificate evidencing such termination or expiration. In addition, Party A shall also arrange transfers of Party B’s social insurance and welfare documentation in accordance with applicable laws and procedures.

ARTICLE 9

SETTLEMENT OF LABOR DISPUTE

Labor disputes arising from the performance of this Contract shall be first settled by the Parties through friendly consultation; should the consultation fail, either Party may submit such labor dispute to a labor dispute arbitration commission having jurisdiction for arbitration. If either Party disagrees with the arbitration award, it may file a claim to the people’s court with the jurisdiction.

ARTICLE 10

OTHER AGREEMENTS

The Parties consult and agree that:

The “Confidentiality and Non-competition Agreement”, “Employee Handbook”, “Professional Ethic Criteria of AsiaInfo-Linkage”, “Labor Disciplines and Disciplinary Action Rules” and “Statement of AsiaInfo-Linkage Policy regarding Confidential Information and Stock and Securities Trading by Directors, Officers and Employees” separately entered into by the Parties are attached hereto as appendixes. These appendixes have the same legal effect as the Contract.

ARTICLE 11

MISCELLANEOUS

11.1	This Contract shall have its Chinese version as the authentic version. This Contract shall be executed in counterparts and two (2) copies, with each of Party A and Party B keeping one (1) copy. Each of the two (2) copies of this Contract shall be equal in legal force.

11.2	This Contract constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous unperformed employment contract, or relevant stipulations and agreements. Upon effective of this Contract, any prior agreements or understanding between the Parties shall cease to be effective. This Contract governs all issues relating to this subject matter between the Parties.

[Signature Page Follows.]

IN WITNESS WHEREOF each of the Parties hereto has caused this Contract to be executed by its duly authorized representative on the date set forth below.

Party A (Seal): AsiaInfo-Linkage Technologies (China), Inc.	Party B:	Yadong Jin

Legal Representative or Entrusted Agent (Signature/Seal):		/s/ Yadong Jin

Date of Execution: November 12, 2011		Date of Execution: November 12, 2011